Exhibit 99.1

Verastem Oncology Announces $100 Million Private Placement Offering of Common Stock to Premier Life Sciences Investors

BOSTON--(BUSINESS WIRE)— February 28, 2020 -- Verastem, Inc. (NASDAQ: VSTM) (the “Company”), today announced that it has agreed to sell approximately 46.5 million shares of its common stock to certain institutional investors, including RA Capital Management, Vivo Capital, Venrock Healthcare Capital Partners, Farallon Capital Management, Acuta Capital, EcoR1 Capital LLC, Avidity Partners and Logos Capital, in a private placement. The Company anticipates aggregate gross proceeds from the offering will be approximately $100 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company, based on the offering price of $2.15 per share, a 12.6% premium to the February 27, 2020 closing price. The closing is anticipated to occur on March 3, 2020 subject to customary closing conditions. The Company intends to use the net proceeds from the offering to advance the defactinib and CH5126766 (VS-6766) programs, as well as for general corporate purposes.

Jefferies acted as sole lead placement agent for the offering and H.C. Wainwright & Co. acted as a placement agent.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable, and in all events within 30 days of the closing of the offering, for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including phosphoinositide 3-kinase (PI3K), focal adhesion kinase (FAK) and RAF/MEK inhibition.

Our first FDA approved product is available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL).

For more information, please visit www.verastem.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including without limitation, statements regarding the expected timing for the closing of the private placement and the expected use of proceeds from the private placement. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements, including, without limitation, whether or not the Company will be able to consummate the private placement on the timeline or with the terms anticipated, if at all. The reader is cautioned not to rely on these forward-looking statements. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019, as filed with the Securities and Exchange Commission on August 1, 2019 and October 30, 2019, respectively, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019, and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Verastem Oncology:

Investors:

John Doyle

Vice President, Investor Relations & Finance

+1 781-469-1546

jdoyle@verastem.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com

Source: Verastem, Inc.

2